UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Horizon Lines, Inc. entered into a plea agreement, dated February 23, 2011, with the United States of America, under which the Company will plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane. The Company agreed to pay a fine of $45 million over five years without interest, and the Company will record a charge of $30.0 million against results of operations for its fiscal year ended December 26, 2010, as a reserve for the payment of the fine, which represents the present value of the expected payments.
A copy of the press release describing the resolution with the Department of Justice is attached as Exhibit 99.1 hereto, and the information under the heading “DOJ Plea Agreement and Civil Antitrust Update” is herein incorporated by reference.
On February 22, 2011, the Company and two other companies providing ocean shipping services in the Puerto Rico tradelane entered into a Memorandum of Understanding with the Commonwealth of Puerto Rico and attorneys representing a putative class of indirect purchasers. Under the Memorandum of Understanding, the Company has agreed to resolve all of the alleged claims of the Commonwealth of Puerto Rico and the indirect purchasers related to ocean shipping services in the Puerto Rico tradelane. Pursuant to the Memorandum of Understanding, the parties will enter into a settlement agreement pursuant to which the Company will agree to pay a total of $1,766,667 as its share of the settlement amount in exchange for a full release. Such settlement agreement, when negotiated and entered into by the parties, will be subject to court approval.
Item 2.02. Results of Operation and Financial Condition.
On February 24, 2011, the Company issued a press release announcing certain preliminary financial results for the fiscal year ended December 26, 2010. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information under Item 2.02 and 7.01 under this Current Report, and the information in Exhibit 99.1, except under the heading “DOJ Plea Agreement and Civil Antitrust Update,” are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this information be deemed incorporated by reference into any registration statement or any other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) On February 23, 2011, the Board of Directors of the Company named Alex J. Mandl as independent Chairman of the Board, effective March 11, 2011, and the Company appointed Stephen H. Fraser as the interim President and Chief Executive Officer, to succeed Charles T. Raymond in that position when he retires effective March 11, 2011.

In addition, the Company named Brian W. Taylor as Executive Vice President and Chief Operating Officer, to succeed John V. Keenan, who has been granted a leave of absence. The Company also promoted Michael T. Avara from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. Both changes are effective March 11, 2011.
Mr. Mandl, age 67, has served as a Director of the company since June 2007. Mr. Mandl has been the Chairman of the Board of Gemalto, a global leader in digital security, since December 2007. From June 2006 to November 2007, he was the Executive Chairman of Gemalto. Mr. Mandl also serves as the President and CEO and a member of the Board of Gemplus, positions he held since August 2002. He has served as a principal in ASM Investments, a company focusing on technology investments, since April 2001. Mr. Mandl currently serves on the boards of Gemalto and Dell Inc. Mr. Mandl holds an MBA from the University of California at Berkeley and a BA in economics from Willamette University.
Mr. Fraser, age 53, has served as a Director of the company since June 2010. From September 2008 to December 2009, he served as Executive Vice President, Corporate Strategy, at GENCO Supply Chain Solutions, where he also served as CEO of GENCO’s three reverse logistics business units. From May 2000 to January 2008, Mr. Fraser was President and CEO of May Logistics Services and ADS Logistics, two logistics companies with common ownership. He serves on the boards of Nautilus Holding Corporation and Focus Products Group. Mr. Fraser holds a BA in Economics and Political Science from Columbia University.
Mr. Taylor, age 51, previously served as Senior Vice President, Chief Commercial Officer since December 2010. From January 2010 to December 2010, he served as the Company’s Senior Vice President, International Services and as President of Horizon Logistics Holdings, LLC from August 2007, and Senior Vice President, Sales and Marketing, of the Company from February 2006 through August 2007. He served as Vice President and General Manager, Hawaii and Guam, of the Company from June 2000 through January 2006. He received his Bachelor of Commerce and Master of Business Administration in Economics and Financial Management from Concordia University.
Mr. Avara, age 52, has served as Senior Vice President and Chief Financial Officer of the Company since 2008. Previously, he served as Vice President, Investor Relations and Treasurer of the Company from September 2007. Mr. Avara served as Treasurer of the Company from March 2004 through August 2007, as Vice President, Investor Relations, of the Company from March 2005 through August 2007. Mr. Avara received both a MBA in Finance and a BA in Accounting from Loyola College in Baltimore, Maryland.
(e) On February 23, 2011, the Company and Mr. Raymond entered into a Separation Agreement, dated as of such date, in connection with Mr. Raymond’s retirement from the Company as described in Item 5.02(b) of this report. Mr. Raymond has until March 3, 2011 to revoke certain terms of the Agreement. In the event that Mr. Raymond does not exercise his right to revoke certain terms of the Agreement, he will become entitled to payment under the Separation Agreement on March 3, 2011. Under the terms of the Separation Agreement, Mr. Raymond will receive severance payments totaling $2,281,994. The first seven equal monthly installments of $140,000 per month will be followed by eighteen equal monthly installments of $72,333. In addition, the Company will reimburse Mr. Raymond for premiums related to continued health coverage under COBRA for the period he and his eligible dependents are covered under COBRA. Mr. Raymond will also be entitled to indemnification and the advancement of legal expenses as provided by the Company’s charter and bylaws and any other applicable documents, and Mr. Raymond has agreed not to sell any shares of the Company’s common stock that he owns for a period of one year.
In addition, Mr. Keenan currently has an employment agreement with the Company, and in connection with Mr. Keenan’s leave of absence, the Company agreed that the term of the employment agreement would continue during the time he is on leave, subject to earlier termination by the Company or Mr. Keenan as otherwise provided in the employment agreement. The Company also agreed that if Mr. Keenan’s employment is terminated prior to February 23, 2012 without Cause, as that term is defined in his employment agreement, the Company will pay Mr. Keenan an additional 50% of the severance payment required by the employment agreement.
Item 7.01. Regulation FD Disclosure.
The disclosure under Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference. In addition, a copy of the press release announcing the matters described in Items 5.02(b) and (c) of this report is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
Item 8.01. Other Events.
On February 24, 2011, the Company issued a press release announcing that its Board of Directors has voted to suspend all cash dividends on the Company’s outstanding common stock.
SAFE HARBOR STATEMENT
The information contained in this Current Report on Form 8-K (including the exhibits hereto) should be read in conjunction with our filings made with the Securities and Exchange Commission. This Current Report on Form 8-K (including the exhibits hereto) contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will”, “seeking,” “scheduled,” “expects,” “anticipates” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. Factors that may cause expected results or other anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: failure by us or the DOJ to comply with the terms of the plea agreement; court disapproval of the plea agreement; any new developments relating to antitrust matters in any of our trades; court disapproval of the class-action settlements in Puerto

Rico; decreases in shipping volumes; volatility in fuel prices; our substantial debt; restrictive covenants under our debt agreements; or the loss of our key management personnel.
In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this current report might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 4, 2010, and in our Form 10-Q for the period ended June 20, 2010, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
NON-GAAP FINANCIAL MEASURES
     Item 2.02 and 7.01, and Exhibit 99.1 hereto, contain the financial measure adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.
     The Company defines adjusted EBITDA as net income plus net interest expense, income taxes, depreciation and amortization adjusted to exclude unusual items, and the Company believes that this non-GAAP financial measure provides information that is useful to the Company’s investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on the Company’s results of operations in any particular period. Additionally, the Company uses this non-GAAP measures to evaluate its past performance and prospects for future performance.
     The financial measure, adjusted EBITDA, is not a recognized term under GAAP and does not purport to be an alternative to net income or as a measure of earnings. Because all companies do not use identical calculations, this presentation of a non-GAAP financial measure may not be comparable to other similarly titled measures of other companies.
     Reconciliation of adjusted EBITDA to the most directly comparable GAAP measure is provided in the press release filed as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Horizon Lines, Inc. dated February 24, 2011.

99.2	Press Release of Horizon Lines, Inc. dated February 24, 2011.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: February 24, 2011	By:	/s/ Michael T. Avara
Michael T. Avara
Senior Vice President and Chief Financial Officer

Exhibit Index
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release of Horizon Lines, Inc. dated February 24, 2011.

99.2	Press Release of Horizon Lines, Inc. dated February 24, 2011.